                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 30, 1999

                            ARV ASSISTED LIVING, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                        0-26980                33-0160968
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                             245 Fischer Avenue, D-1
                              Costa Mesa, CA 92626
              (Address of Principal Executive Offices and Zip Code)

                                 (714) 751-7400
              (Registrant's telephone number, including area code)



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Item 5. Other Events

ARV Assisted Living, Inc. ("ARV") and Emeritus Corporation ("Emeritus") have entered into a settlement agreement dated September 30, 1999 (the "Settlement Agreement"), settling the action entitled Emeritus Corporation v. ARV Assisted Living, Inc., which was filed by Emeritus against ARV in the Superior Court of the State of California, County of Orange (the "Action"). The parties did not waive, admit or concede any liability for the claims asserted against ARV in the Action. The Settlement Agreement provides for dismissal of the Action and that no judgment will be entered. Pursuant to the Settlement Agreement, ARV paid $1,500,000 to Emeritus and delivered to Emeritus a promissory note in the amount of $3,500,000 (the "Promissory Note"). The maturity date of the Promissory Note is May 1, 2001. ARV may prepay the note in its entirety with a prepayment discount of $750,000 if prepayment is made before February 2000. The prepayment discount decreases $50,000 each month thereafter until the maturity date.

The foregoing is a summary of only certain provisions of the Settlement Agreement and the Promissory Note and is not intended to be complete. The Settlement Agreement, the Promissory Note and ARV's press release dated October 1, 1999 are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1, respectively, and incorporated herein by reference.



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Item 7. Exhibits

        (c)    Exhibits.

               Exhibit No.     Description
               -----------     -----------
               10.1            Settlement Agreement dated September 30, 1999 by
                               and between Emeritus Corporation and ARV Assisted
                               Living, Inc.

               10.2 Promissory Note of ARV Assisted Living, Inc., dated September 30, 1999

               99.1            Press Release dated October 1, 1999























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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARV ASSISTED LIVING, INC.


        Date: October 7, 1999           By: /s/  Abdo Khoury
                                            ----------------------------------
                                        Name:  Abdo Khoury
                                        Title: Senior Vice President,
                                               Chief Financial Officer




















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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
10.1           Settlement Agreement dated September 30, 1999 by and between
               Emeritus Corporation and ARV Assisted Living, Inc.

10.2           Promissory Note of ARV Assisted Living, Inc., dated September 30,
               1999

99.1           Press Release dated October 1, 1999





















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